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                                                                       Exhibit 8


                                                                  July 22, 1997


                          National City Capital Trust I
                          -----------------------------
                   $500,000,000 Reset Asset Capital Securities
                   -------------------------------------------

Ladies and Gentlemen:

                  We have acted as special tax counsel to National City Corporation, a Delaware corporation (the "Company"), and National City Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") of the Trust, filed on July 18, 1997, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to $500,000,000 aggregate Liquidation Amount of the Trust's Reset Asset Capital Securities (the "New Capital Securities") issued in exchange for a like Liquidation Amount of the Company's outstanding Reset Asset Capital Securities (the "Old Capital Securities"), pursuant to a Prospectus (the "Prospectus") contained in the Registration Statement. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Registration Statement, the Amended and Restated Declaration of Trust dated as of June 6, 1997, or the Purchase Agreement dated May 29, 1997.

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion.

                  Based upon the foregoing, we are of opinion that the statements set forth under the heading "Certain United States Federal Income Tax Consequences" in the Prospectus




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accurately describe the material United States Federal income tax consequences to an Initial Purchaser of Old Capital Securities that exchanges Old Capital Securities for New Capital Securities and (in so far as it purports to do so) accurately represents our opinion.

                  We express no opinion as to any laws other than the Federal income tax laws of the United States of America.

                  We know that we may be referred to in the Prospectus in the discussion captioned "Certain United States Federal Income Tax Consequences", and we hereby consent to such use of our name in the Registration Statement, and in the Prospectus which constitutes a part thereof, as well as to the use of this letter as an exhibit to the Registration Statement. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                Very truly yours,

                                                /s/ CRAVATH, SWAINE & MOORE


National City Corporation
1900 East Ninth Street
Cleveland, Ohio 44114-3484

National City Capital Trust I
c/o National City Corporation
1900 East Ninth Street
Cleveland, Ohio 44114-3484